Exhibit 99.04

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

for

Tender of All Outstanding

10.750% Senior Notes due 2014

and

10.625% Senior Notes due 2014

in Exchange for

New 10.750% Senior Notes due 2014

and

New 10.625% Senior Notes due 2014,

which have been registered under the Securities Act of 1933, as amended,

of

KABEL DEUTSCHLAND GMBH

The exchange notes will be guaranteed on a senior subordinated basis by
Kabel Deutschland Vertrieb und Service GmbH & Co. KG,
a wholly-owned subsidiary of Kabel Deutschland GmbH

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

The undersigned hereby acknowledges receipt of the Prospectus, dated                   , 2006 (the “Prospectus”), of Kabel Deutschland GmbH (the “Company”) and accompanying Letter of Transmittal (the “Letter of Transmittal”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange up to €250,000,000 aggregate principal amount of its 10.750% Senior Notes due 2014 (the “Exchange Euro Notes”) and up to $610,000,000 aggregate principal amount of its 10.625% Senior Notes due 2014 (the “Exchange Dollar Notes” and, together with the Exchange Euro Notes, the “Exchange Notes”), respectively, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 10.750% Senior Notes due 2014 (the “Outstanding Euro Notes”) and 10.625% Senior Notes due 2014 (the “Outstanding Dollar Notes,” collectively, the “Outstanding Notes”).

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

€                       of 10.750% Outstanding Euro Notes

$                     of 10.625% Outstanding Dollar Notes

With respect to the Exchange Offer, the undersigned hereby instructs you (check one of the following boxes):

☐	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered (if any)):

€                         of 10.750% Outstanding Euro Notes*

$                     of 10.625% Outstanding Dollar Notes**

or

☐	NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

*                 Exchange Euro Notes and the untendered portion of Outstanding Euro Notes must be in minimal denominations of €50,000 or in any integral multiple of €1,000 in excess thereof.

**          Exchange Dollar Notes and the untendered portion of Outstanding Dollar Notes must be in minimal denominations of $75,000 or in any integral multiple of $1,000 in excess thereof.

If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the Exchange Notes acquired in the Exchange Offer will be obtained in the ordinary course of business of the undersigned, (2) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes, (3) the undersigned is not an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or, if it is such an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act and (4) if the undersigned or the person receiving such Exchange Notes, whether or not such person is the undersigned, is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. If the undersigned or the person receiving such Exchange Notes, whether or not such person is the undersigned, is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that (1) it has not entered into any arrangement or understanding with the Company or an affiliate of the Company to distribute the Exchange Notes and (2) it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

SIGNATURE(S) OF OWNER(S)

Date:                         , 2006

Name(s):

(PLEASE PRINT)

Capacity (Full Title):

Address:

(INCLUDE ZIP CODE)

Area Code and Telephone Number:

Tax Identification or Social Security Number(s):

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